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Wendy’s International, Inc. completes 9.0 million-share accelerated share repurchase (ASR) and raises 2007 EPS outlook to reflect lower share count

Management’s new 2007 EPS guidance is a range of $1.26 to $1.32, up from previous range of $1.17 to $1.23

DUBLIN, Ohio (March 20, 2007) – Wendy’s International, Inc. (NYSE: WEN) today announced the conclusion of its previously announced accelerated share repurchase (ASR) transaction for up to $300 million. The Company repurchased 9.0 million shares in the transaction at an initial purchase price of $31.33 per share. The Company expects settlement to occur on March 21, 2007. For more information on the transaction, please see “ASR details” below.

Due to the lower number of diluted weighted average shares outstanding in the Company’s full-year share count, management now expects its 2007 full-year EPS to be in a range of $1.26 to $1.32, up $0.09 per diluted share from its previous guidance of $1.17 to $1.23. The previous EPS guidance, which was provided by the Company on February 5, 2007, did not include the impact of the ASR transaction in 2007.

The Company also confirmed that its 2007 full-year guidance for earnings before interest taxes depreciation and amortization (EBITDA) remains unchanged at $330 million to $340 million (see disclosure regarding non-GAAP financial measures below).

2007 First Quarter EPS guidance is a range of $0.11 to $0.14

The Company’s guidance for its 2007 first-quarter EPS is a range of $0.11 to $0.14, compared to a net loss of $0.05 in the first quarter of 2006, with significantly greater earnings expected in the remaining quarters of the year. This reflects the seasonal nature of Wendy’s® business, as sales volumes are higher in the second and third quarters. Also, the Company expects certain key business initiatives to benefit the back half of the year.

“We expect Wendy’s first-quarter results to reflect a significant increase in store margin performance compared to continuing operations a year ago,” said Chief Executive Officer and President Kerrii Anderson. “However, our first-quarter 2007 results will reflect the impact of several items that affect the comparability to last year’s first quarter.”

Included in the Company’s first-quarter 2007 earnings per share guidance are the following items:

•	A year-over-year decrease of approximately 35 company-operated restaurants and approximately 40 franchise restaurants, which will result in lower first-quarter 2007 revenue growth than the Company’s annual revenue growth guidance of 5% to 6%.

•	Approximately $1.5 million of pretax expenses for franchisee remodeling incentives, compared to no remodeling incentive expenses a year ago. This will impact the operating costs line on the income statement.

•	Approximately $3 million to $4 million in incremental pretax expenses for performance-based incentive compensation, as the Company plans to pay bonuses commensurate with stronger 2007 annual operating results compared to 2006. This will impact company restaurant operating costs and general and administrative expense.

•	Approximately $4 million in pretax restaurant closing and lease termination expenses, which were announced in 2006 and will be completed and recorded during the first quarter of 2007, as required by generally accepted accounting principles. The Company incurred no significant expenses for restaurant closings in the first quarter a year ago. This will impact the other expense line on the income statement.

•	The Company expects to record tax expense at an effective rate of approximately 35% in the first quarter of 2007, compared to a tax benefit of $1.7 million one year ago.

•	A first-quarter diluted weighted average share count of approximately 96 million compared to approximately 115 million a year ago.

In the first quarter of 2006, the Company reported a net loss of $0.05 per share. Included in the 2006 first-quarter reported results were the following items, which the Company does not expect to recur in the first quarter of 2007:

•	$15 million in incremental pretax advertising expense, which impacted the operating costs line on the income statement.

•	A net gain of approximately $4 million on Wendy’s properties leased to franchisees that the Company sold during the first quarter, which impacted the other income line on the income statement.

ASR details

The repurchased shares in the Company’s ASR are subject to a future contingent-purchase price adjustment expected to be settled during the second or third quarter of 2007. The purchase price adjustment will be based on the volume weighted average price until the price adjustment settles and is subject to a floor and a cap. The common shares repurchased will be placed into treasury to be used for general corporate purposes. The purchase price adjustment will be reflected in the treasury stock line on the Company’s balance sheet, and will not be material to shareholders’ equity.

In October 2006, the Company’s Board of Directors approved a share repurchase program of up to 35.4 million shares to be implemented over the next 18 to 24 months. The Company utilized the majority of this authorization by conducting a modified “Dutch Auction” tender offer under which in the fourth quarter of 2006 it purchased 22.4 million common shares at a purchase price of $35.75 per share. The Company purchased the shares tendered in the offer and the ASR using existing cash on its balance sheet. Including all repurchase activity to date, 4.0 million shares currently remain under the Board of Directors authorization, which is also the amount remaining under the Internal Revenue Service ruling related to the tax-free spin-off of Tim Hortons in September 2006.

Company plans First Quarter Disclosure and Annual Meeting

The Company plans to issue its first-quarter sales release on Thursday, April 5. Management plans to publish its 2007 first quarter results after the market closes on April 25, 2007.

The Company’s Annual Meeting of Shareholders is set for 9:00 a.m. ET on April 26, 2007. The meeting will be held at the Company’s corporate office in Dublin, Ohio, and will be webcast on www.wendys-invest.com.

A conference call and webcast to discuss the Company’s first quarter results will be held at 1:00 p.m. ET on April 26, 2007.

Disclosure regarding non-GAAP financial measures

EBITDA is used by management as a performance measure for benchmarking against its peers and competitors. The Company believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the restaurant industry. EBITDA is not a recognized term under GAAP. The following is a reconciliation of 2007 estimated operating income to 2007 estimated EBITDA:

2007 estimated operating income: 2007 estimated depreciation and amortization:	$215 million to $225 million $115 million

2007 estimated EBITDA:	$330 million to $340 million

Wendy’s International, Inc. overview
Wendy’s International, Inc. is one of the world’s largest and most successful restaurant operating and franchising companies. More information about the Company is available at www.wendys-invest.com.

INVESTOR CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar: (614) 764-3547 or david_poplar@wendys.com

MEDIA CONTACT:
Bob Bertini: (614) 764-3327 or bob_bertini@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.